Exhibit 10.3

DEERFIELD CAPITAL CORP.

Performance Share Award Agreement

This Agreement (the “Agreement”), dated               , 2009 (the “Effective Date”), between Deerfield Capital Corp., a Maryland corporation (“DFR”), and                                      (the “Participant”), is made pursuant and subject to DFR’s First Amended and Restated Stock Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the meanings given them in the Plan.

1.                                       Grant of Performance Shares.  Pursuant to the Plan, DFR hereby grants to the Participant, subject to the terms of the Plan and those herein set forth, an award of                      Performance Shares.

2.                                       Vesting.  The Participant’s rights in the Performance Shares are immediately vested and nonforfeitable.

3.                                       Dividend Equivalents.  The number of Performance Shares subject to this Agreement shall be automatically increased on account of the payment of dividends and other distributions paid on or after the Effective Date and on or before the “Settlement Date,” which is the earlier of (a) May 19, 2012 or (b) the date, within three months after a Control Change Date, on which no Continuing Director remains a Board member if the change in the membership of the Board constitutes a change in the effective control of DFR under Treas. Reg. § 1.409A-3(i)(5)(vi)(2).

Except for dividends or distributions paid in shares of Common Stock, such increase shall equal the amount determined by (a) multiplying the dividend or distribution paid on each share of Common Stock by the number of Performance Shares then credited to the Participant and (b) dividing that product by the Fair Market Value on the date of the dividend payment or distribution.  The number of Performance Shares subject hereto shall be adjusted for dividends, distributions, or other adjustments paid in shares of Common Stock on or after the Effective Date and on or before the Settlement Date in accordance with Paragraph 7.

4.                                       Form of Payment.  The form of payment in settlement of the Performance Shares shall be determined under Paragraph 5 or 6, as applicable.

5.                                       Form of Settlement.  Except as provided in Paragraph 6, the Performance Shares subject hereto (including any additional Performance Shares credited under Paragraph 3), shall be settled on the Settlement Date by the issuance of a number of whole shares of Common Stock equal to the number of whole Performance Shares subject to this Agreement on the Settlement Date.  No payment will be made hereunder for a fractional Performance Share, and any fractional Performance Share subject hereto on the Settlement Date will be disregarded.

6.                                       Change in Control.  This Paragraph 6 applies if there is a Change in Control before May 19, 2012 and the Change in Control does not result in a Settlement Date under Paragraph 3 that is before May 19, 2012.  In that event, each Performance Share credited to the

Participant on the Control Change Date shall be converted into the right to receive a benefit, payable on the Settlement Date, based on the consideration received by DFR stockholders (cash, stock or other property), for each share of Common Stock in the transaction that constitutes the Change in Control.

If the consideration received by the stockholders in that transaction includes cash, then the cash component of the benefit payable to the Participant hereunder shall be credited with notional interest, from the Control Change Date until the date of payment under this Paragraph 6, at a rate equal to the interest rate payable on 3-month U.S. Treasury bills during that period (adjusted on the first day of each month).  If the consideration received by the stockholders in that transaction includes stock, then the stock component of the benefit payable to the Participant hereunder shall include dividend equivalents, calculated in accordance with Paragraph 3, with respect to dividends paid on that stock from the Control Change Date until the date of payment under this Paragraph 6.

7.                                       Change in Capital Structure.  Notwithstanding any provision hereof that may be to the contrary, the  terms hereof and the number of Performance Shares subject hereto shall be adjusted as the Board determines is equitably required if DFR effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares (including reverse stock splits) or similar changes in capitalization.

8.                                       Notices.  Any notice or communication to DFR with respect to this Agreement must be in writing, directed to DFR’s Secretary and mailed (by first class mail) or delivered to DFR’s principal office.  Any notice or communication or payment to the Participant with respect to this Agreement must be in writing, addressed to the Participant and mailed (by first class mail) or delivered to the address last given to DFR by the Participant.  The Participant shall promptly advise DFR (in accordance with the first sentence of this paragraph) of any change in his address.  DFR shall not have any liability for the Participant’s failure to receive any notice, communication or payment if it is sent by DFR to the last address given to DFR by the Participant.

9.                                       Miscellaneous.  This Agreement shall be governed by Maryland law.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.  The Participant acknowledges that a copy of the Plan is attached hereto and agrees to be bound by all the terms thereof.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of DFR.

IN WITNESS WHEREOF, DFR has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

DEERFIELD CAPITAL CORP.	[NAME OF PARTICIPANT]

By:

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